EXHIBIT 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 25, 2014, by and among Affinity Gaming, a Nevada corporation (f/k/a Affinity Gaming, LLC, a Nevada limited liability company) (“Affinity Gaming”), Affinity Gaming Finance Corp., a Nevada corporation (together with Affinity Gaming, the “Issuers”), the guarantors party hereto (the “Guarantors”) and U.S. Bank, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as paying agent, registrar, transfer agent and authenticating agent (the “Agent”).

WITNESSETH:

WHEREAS each of the Issuers, the Guarantors, the Trustee and the Agent have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented, waived or otherwise modified, the “Indenture”) dated as of May 9, 2012, providing for the issuance of an aggregate principal amount of $200 million of 9.00% Senior Notes due 2018 of the Issuers (the “Notes”);

WHEREAS, the Issuers solicited, and received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated as of July 14, 2014 and amended on July 21, 2014 and Form of Consent, dated as of July 14, 2014 (the “Consent Solicitation Materials”), of holders representing at least a majority in aggregate principal amount of the outstanding and issued Notes to certain amendments to the Indenture described therein;

WHEREAS, the Issuers desire to amend certain terms and provisions of the Indenture, as set forth in Section 2 of this Supplemental Indenture (the “Proposed Amendment”);

WHEREAS, pursuant to Section 9.2 of the Indenture, with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding and issued under the Indenture, the Issuers, the Guarantors, the Trustee and the Agent are authorized to execute and deliver a supplemental indenture for the purpose of amending, supplementing or otherwise modifying the Indenture, any Guarantee and the Notes;

WHEREAS, pursuant to the Consent Solicitation Materials and Section 9.2 of the Indenture, holders representing at least a majority in aggregate principal amount of the Notes outstanding and issued under the Indenture agreed to the amendment of the definition titled “Change of Control” as set forth in Section 1.1 of the Indenture in exchange for payment of consent consideration as set forth in the Consent Solicitation Materials (the “Consent Consideration”); and

WHEREAS, the Issuers have received and delivered to the Trustee the requisite consents to effect the Proposed Amendment under the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors, the

Trustee and the Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.Amendment to Indenture. The Issuers, the Guarantors, the Trustee and the Agent hereby agree that upon payment of the Consent Consideration and satisfaction or waiver by the Issuers of the conditions set forth in the Consent Solicitation Statement:

(a)the definition titled “Change of Control” as set forth in Section 1.1 of the Indenture shall be modified by adding a new proviso to the end of subsection (1) as follows:

“; provided that neither (i) entry into or performance of the Settlement Agreement, nor (ii) the formation of a “group” among all or some of the parties to the Settlement Agreement or their affiliates (but no other Person that is not, or whose affiliates are not, parties to the Settlement Agreement) in connection with the performance of the Settlement Agreement or any other agreement in existence on the date of the Consent Solicitation, shall constitute a Change of Control; provided, further, that for purposes of clarity it is understood that no other “Person” or “group” is excluded from the Change of Control definition by the foregoing proviso and it will still be a Change of Control if (x) Z Capital Partners, L.L.C. and / or its Affiliates collectively have the power to direct the voting, other than pursuant to the Settlement Agreement, of at least 50% of the total voting power of the Voting Stock of the Company or (y) SPH Manager, LLC and / or its Affiliates collectively have the power to direct the voting, other than pursuant to the Settlement Agreement, of at least 50% of the total voting power of the Voting Stock of the Company.”; and

(b)the following definitions shall be added to Section 1.1 of the Indenture:

“Consent Solicitation” means the consent solicitation conducted on July 15, 2014 by the Company to solicit consents to amend the Indenture.”

“Settlement Agreement” means the settlement agreement by and among the Company, Z Capital Partners, L.L.C., Zenni Holdings, LLC, Z Capital Special Situations Advisor, L.P., Z Capital Special Situations Fund GP, L.P., Z Capital Special Situations Fund UGP, L.L.C., Z Capital Special Situations Fund II-B, LP, SPH Manager, LLC, Spectrum Group Management, LLC, Highland Capital Management, LP, Strand Advisors, Inc., Courage Capital Management, LLC, Courage Investments, Inc. and Courage Credit Opportunities Fund II, L.P.”

3.Miscellaneous.

(a)Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the holders, the Trustee and the Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

(b)Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(c)Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

(d)Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(e)The Trustee and the Agent. Each of the Trustee and the Agent makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

(f)Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(g)Headings. The headings of the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

AFFINITY GAMING

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	SVP, CFO and Treasurer

AFFINITY GAMING FINANCE CORP.

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	SVP, CFO and Treasurer

AFFINITY GAMING BLACK HAWK, LLC

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	Manager

CALIFORNIA PROSPECTORS, LTD.

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	Manager

DAYTON GAMING, LLC

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	Manager

[Signature Page to Supplemental Indenture]

FLAMINGO PARADISE GAMING, LLC

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	Manager

HGI-LAKESIDE, LLC

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	Manager

HGI-MARK TWAIN, LLC

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	Manager

HGI-ST JO, LLC

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	Manager

PLANTATION INVESTMENTS, LLC

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	Manager

[Signature Page to Supplemental Indenture]

THE PRIMADONNA COMPANY, LLC

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	Manager

THE SANDS REGENT, LLC

By:	/s/ Donna Lehmann
	Name:	Donna Lehmann
	Title:	Manager

[Signature Page to Supplemental Indenture]

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Hazrat R. Haniff
	Name:	Hazrat R. Haniff
	Title:	Assistant Vice President

[Signature Page to Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Registrar, Transfer Agent and Authenticating Agent

By: Deutsche Bank National Trust Company

By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Vice President

By:	/s/ Robert S. Peschler
	Name:	Robert S. Peschler
	Title:	Vice President

[Signature Page to Supplemental Indenture]